AGREEMENT

     THIS AGREEMENT, Made and entered into by and between DAYTONA BEACH RACING AND RECREATIONAL FACILITIES DISTRICT, created by Chapter 31343, Special Laws of Florida, 1955 (hereinafter sometimes called the "District"), and BILL FRANCE RACING, INC. to be hereafter known as DAYTONA INTERNATIONAL SPEEDWAY CORPORATION, a corporation organized and existing under and pursuant to the laws of the State of Florida, having its principal office in the City of Daytona Beach, County of Volusia, State of Florida (hereinafter sometimes called the "Corporation"), WITNESSETH:

     WHEREAS, the District was created and established by Chapter 313432, Special Laws of Florida, 1955, for the purpose of providing racing and recreational facilities within the territorial limits of the District; and,

     WHEREAS, the District holds a lease for a term of years covering and/or owns the lands in Volusia County, Florida, more particularly described hereinafter; and

     WHEREAS, the District has determined that the acquisition and construction of a motor vehicular speedway establishment and the operation thereon and thereat of motor vehicular races, exhibitions, exhibits, and other activities and displays of a historical, scientific, educational, and recreational nature will serve a public purpose by providing an educational and recreational facility and attraction to the citizens of and visitors to the City of Daytona Beach and Volusia County, and by aiding the development of the area contiguous to the lands aforementioned as a vacation resort through the attraction of a large number of visitors to the area;

     NOW, THEREFORE, for and in consideration of the sum of One ($1.00) Dollar in hand paid this date by each of the parties hereto to the other, and other good and valuable considerations, receipt whereof is hereby acknowledged by both parties, and in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

     The lessor does hereby demise and sub-let and lease unto the lessee, all the following described premises situated and being in Volusia County, Florida, to-wit:

     Parcel 1: A portion of fractional Section 23 and a portion of Section 39, otherwise known as the Samuel Williams Grant, all being and lying within Township 15 South, Range 32 East, Public Land Surveys of Volusia County, Florida, being more particularly described as follows;

     Beginning at the intersection of the Westerly line of the said Samuel Williams Grant (Section 39, Township 15 South, Range 32 East) with the Southerly right of way line of the Daytona Beach-DeLand Highway, known as U.S. Route 92; thence South 24 degrees 58' East along the said Westerly line of the Samuel Williams Grant, a distance of 3160.42 feet to a point; thence South 24 degrees 38' East and still along the Westerly line of the said Samuel Williams Grant, a distance of 459.58 feet to a point; thence North 65 degrees 22' East a distance of 2687.7 feet to a point; thence North 11 degrees 45' 30" East a distance of 2347.25 feet to a point; thence due North a distance of 606.36 feet; thence North 10 degrees 38' West a distance of 1745.6 feet to a point in the Southerly right of way line of the aforesaid Daytona Beach-DeLand (U.S.
92) Highway; thence South 67 degrees 48' 30" West a distance of 2890.4 feet along the Southerly right of way line of U.S. Route 92 to a point; thence Counterclockwise along the arc of a circle and along the Southerly right of way line of Daytona Beach-DeLand Highway a distance of 2036.96 feet to the point of beginning, excepting therefrom the following described property now occupied by the low frequency radio range station: Beginning at a point in the South line of aforesaid U.S. 92 at a point which is 934 feet on a bearing of South 67 degrees 48' 30" West of the Northeasterly corner of the above described property; thence South 22 degrees 11' 30" East a distance of 440 feet; thence South 87 degrees 56'30" West a distance of 319.5 feet; thence North 22 degrees 11' 30" West a distance of 330 feet; thence North 67 degrees 48' 30" East a distance of 300 feet to the point of beginning, it being the intention to describe a tract of land comprising an area of approximately 374 acres, more or less.

     PARCEL 2: A portion of Government Lot 3, Section 23, Township 15 South, Range 32 East, Volusia County, Florida, being more particularly described as follows: Beginning at a point on the Westerly line of the Samuel Williams Grant, being Section 39, Township 15 South, Range 32 East, said point being located a distance of 1066.71 feet South 24 degrees 57' 55" East of an intersection with the southerly right-of-way line of U. S. Highway #92; thence South 13 degrees 35' 35" West a distance of 500 feet to a point; thence South 25 degrees 08' 20" West a distance of 581.23 feet to a point; thence North 89 degrees 54' 30" East a distance of 835.0 feet to a point on the West line of the aforesaid Samuel Williams Grant; thence North 24 degrees 57' 55" West along the West line of the aforesaid Samuel Williams grant, a distance of 1115 feet to the place of beginning, the above circumscribed property comprising an areas of 9.06 acres, and being no nearer than 65' from the Odds Board of Volusia County Kennel Club at its nearest point.

     PARCEL 3: A portion of Lot 3, Fractional Section 23; a portion of Lots 1 and 2, Fractional Section 26, and a portion of Section 22, all being in Township 15 South, Range 32 East, Public Land Surveys of Volusia County, Florida, and being more particularly described as follows:

     Beginning at a point in the Westerly line of the Samuel Williams Grant, being otherwise known as section 39 in said Township 15 South, Range 32 East, said point being marked with a concrete monument and being the Southeast corner of said Fractional Sections 23 and the Northeast corner of said Fractional Section 26; thence from said point of beginning, go South 24 degrees 38' East a distance of 459.58 feet to a point; thence South 71 degrees 58' 30" West a distance of 1560.0 feet to a point; thence North 24 degrees 38' West a distance of 1742 feet to a point; thence North 89 degrees 54' 30" West a distance of 335.7 feet to a point on the right of way line of the Daytona Beach-DeLand Highway; thence North 25 degrees 00' 30" East and along the Easterly right of way line of the Daytona Beach-DeLand Highway a distance of
225.33 feet to a point; thence South 89 degrees 54' 30" East along the Southerly boundary of land owned by the Volusia County Kennel Club, a distance of 1844.6 feet to a point in the Westerly line of the Samuel Williams Grant; thence South 24 degrees 58' East along the Westerly line of the Samuel Williams Grant a distance of 978.71 feet to the point of beginning.


     TO HAVE AND TO HOLD the same, with all rights, privileges, easements and appurtenances thereunto attaching and belonging unto the said Corporation for and during the term of fifty (50) years, commencing on the 8th day of November, A.D. 1957, the said Corporation, its successors and assigns paying rent therefor and yielding possession thereof as hereinafter provided.

                                 RENT

   Said Corporation in consideration of the leasing of the said premises does hereby covenant and agree to pay rent to the District as follows: The sum of Twelve Thousand Five Hundred ($12,500.00) Dollars at the expiration of one year after date hereof; the sum of Sixteen Thousand ($16,000.00) Dollars at the expiration of two years after date hereof, the sum of Sixteen Thousand ($16,000.00) Dollars at the expiration of three years after date hereof; the sum of Eleven Thousand ($11,000.00) Dollars at the expiration of four years after date hereof; the sum of Eleven Thousand ($11,000.00) Dollars at the expiration of five years after date hereof; the sum of Six Thousand ($6,000.00) Dollars at the expiration of six years after date hereof and a like sum upon the anniversary date of said payment for each year for a period of nine (9) years thereafter; the sum of Seven Thousand Five Hundred ($7,500.00) Dollars on the 8th day of November, 1973, and a like sum upon the anniversary date of said payment each year for a period of 19 years after the date thereof; and the sum of Ten Thousand ($10,000.00) Dollars on the 8th day of November, 1993, and a like sum upon the anniversary date of said payment for each year for a period of 14 years after date thereof.

     In the absence of any default on the part of the Corporation, the Corporation shall have the right at any time during the term hereof, to extend this lease and sub-lease for a further term of 25 years, from, to-wit: the 8th day of November, 2007, to and including the 7th day of November, 2032, paying therefor a yearly rental of Twenty Thousand ($20,000.00) Dollars a year beginning the 8th day of November, 2008, and payable on the 8th day of November of each year thereafter during the said term as extended. Written notice of the Corporation's election to exercise the option to extend the lease and sub-lease as aforesaid shall be served upon the District on or before the 1st day of May, 2007, otherwise this option shall be deemed to be waived. In the event the Corporation elects to exercise the option to extend the term of this lease and sub-lease all other terms, conditions, covenants, and provisions hereof, be and the same shall remain in full force and effect for and during said term as extended.

                               SECTION II.
                              CONSTRUCTION

     The Corporation covenants and agrees to and with the District to construct, erect and complete at its own cost and expense within five years from the date hereof a racing facility complete with two and one-half mile paved race course, and grandstands, permanent and/or temporary, having a seating capacity of not less than 10,000, and to this end the District shall within 90 days after request therefor by the Corporation remove all buildings and structures now existing upon the premises at its own cost and expense.
The District further agrees that the Corporation or its tenants may erect, construct, and maintain other and additional structures and improvements upon said premises from time to time as the Corporation shall determine to be necessary or desirable without securing the consent of the District, so long as said improvements are of such nature as are not contrary to law, and so long as the design and construction complies with all valid rules and regulations of the City of Daytona Beach, County of Volusia, State of Florida, and U.S. Government acting through the Civil Aeronautics Authority. The Corporation agrees that it will provide adequate crash rails, and incorporate into the race course and grandstands such equipment as may be reasonably necessary or required to protect the patrons of the Facility against injury.

                                      TAXES

          (a) The District covenants and agrees that it will hold the Corporation harmless from any and all liability for real property taxes, if any, assessed, levied or imposed upon or with respect to the lands herein let and demised to the Corporation. Any and all other taxes lawfully imposed on the Corporation by virtue of its use of the demised lands shall be paid by the Corporation.

          (b) It is expressly agreed, however, that the Corporation shall not be required to pay, discharge or remove any tax (including penalties and interest) assessment, tax lien, forfeiture, or other imposition or charge upon or against the Corporation made by reason of or because of the Corporation's use of the improvements at any time made to, on and at the demised premises so long as the Corporation shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the tax, assessment, forfeiture, lien, or imposition so contested or the sale of any such improvements, or any part thereof, to satisfy the same.

          (c) Any proceeding or proceedings for contesting the validity of the amount of taxes, assessments or other public charges, or to recover back any tax assessment or other imposition, paid by the Corporation, may be brought by the Corporation in the name of the District or in the name of the Corporation or both, as the Corporation may deem advisable; provided, however, if any such proceedings be brought in the name of the District, the Corporation shall indemnify and save harmless the District against any and all loss, costs, or expenses of any kind that may be imposed upon the District in connection therewith. The Corporation shall be entitled to any refund of any taxes, assessments or other public charges or impositions, and penalties and interest thereon which have been paid by the Corporation, or paid by the District and for which the District has been fully reimbursed including interest thereon to the date of reimbursement. If the Corporation shall default in the payment of any taxes, assessments, or public charges above required to be paid by the Corporation, then the District after reasonable notice to the Corporation, shall have the right to pay the same together with any penalties and interest in which event the amount so paid by the District shall be added to the next installment of rental required to be paid the District hereunder together with interest on any such amounts so paid at the rate of 6% per annum.

                                       USE

          (A) The Corporation covenants and agrees that it will not use or permit the premises in question to be used in any manner which might constitute an airport hazard or serious interference with the operation and development of the Daytona Beach Municipal Airport, and that it will not erect or permit to be erected on the premises any structure which might constitute an airport hazard, or hazard to the taking off or landing of aircraft at the Daytona Beach Municipal Airport. The Corporation is cognizant of and familiar with the provisions of Resolution #55-154, reserving and dedicating a right of flight over and across the premises for the use and benefit of those members of the public who use the Daytona Beach Municipal Airport for landing or taking off of aircraft and this lease is executed with full knowledge and subject to such reservation and dedication.

         (B) The Corporation will comply with all applicable laws, ordinances, and regulations of duly constituted public authorities applicable to the Corporation. The Corporation shall, however, have the right to contest, by appropriate legal proceedings, without cost or expense to the District, the validity of any such law, ordinance or regulation, and the Corporation may postpone compliance therewith until the final determination of any court proceedings, if, in the opinion of counsel selected by the Corporation and approved by the District, there is no possibility that the demised premises or any part thereof will be lost or forfeited or otherwise imperiled during the pendency of such proceedings. All such proceedings shall be prosecuted with all due diligence and dispatch. The District agrees to execute and deliver any papers, documents, or other instruments which may be necessary or proper to permit the Corporation to make any such contest. If as a result of such contest the District shall suffer any penalty or additional expense in any way which would have been avoided by compliance with such law, ordinance, order, rule, regulation or requirement of the nature aforesaid, then this Corporation shall pay to the District upon demand the amount thereof.

          (C) The Corporation agrees to hold the District financially harmless (a) from the consequences of any violation of such laws, ordinances, or regulations and (b) from all claims or damage on account of injuries, death or property damage resulting from such violation. The Corporation further agrees that it will not permit any unlawful occupation, business or trade to be conducted on the demised property or any use to be made thereof contrary to law, ordinance, or regulation as aforesaid with respect thereto.

          (D) The Corporation will not at any time permit any mechanic's, laborer's or materialman's lien to stand against the demised property for any labor or material furnished to the Corporation or claimed to have been furnished to the Corporation or to the Corporation's agents, contractors, or tenants in connection with work of any character performed or claimed to have been performed on the demised property by or at the direction or sufferance of the Corporation; provided, however, that the Corporation shall have the right to contest the validity or amount of any such lien or claimed lien, upon giving to the District such reasonable security as may be demanded by the District to insure payment thereof and to prevent any sale, foreclosure, or forfeiture of the demised property by reason of such non-payment, provided such security shall not exceed one and one-half times the amount of such lien or claimed lien. On final determination of the lien or claim for lien the Corporation will immediately pay any final judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at the Corporation's own expenses.

                                   LIABILITY

     The Corporation agrees to maintain public liability insurance with a responsible company or companies approved by the District protecting the District and the Corporation from liability in the amount satisfactory to the District but not to exceed the sum of $100,000.00 for injury, sickness, or death to any one person and not to exceed the sum of $1,000,000.00 for injury, sickness or death, or property damage claims arising out of any one accident occurring on or about the demised premises or any part thereof, when racing events are being conducted, and upon request the Corporation will deliver to the District evidence of such insurance.


                                    DEFAULT

     It is further covenanted and agreed by and between the parties hereto that in the event default shall be made by said Corporation, its successors or assigns, in the payment of any rent herein provided for upon the day when the same shall become due and payable, and such default shall continue for thirty days after notice in writing given by said District, its successors or assigns, to said Corporation; or in the event said Corporation, its successors or assigns, shall fail to pay any of the taxes and assessments as hereinbefore provided to be paid within the time provided by law, said District, its successors or assigns, agents, or attorneys, may at its option, after ninety
(90) days' notice in writing given to said Corporation, its successors or assigns, declare this lease canceled and the term thereof ended, and may enter upon said premises, with or without process of law, and take possession thereof, with any and all buildings or improvements which may have been erected thereon, the Corporation hereby waiving any demand for possession thereof, and all buildings, fixtures and improvements then situated on said premises shall be and become the property of the District, its successors or assigns.

                               EMINENT DOMAIN

    The District shall at all times retain fee simple title to the demised premises and leasehold unless the same shall be taken by eminent domain proceedings for other public use by higher governmental authority. It is agreed that if at any time during the continuance of this lease and sub-lease such taking of the entire property shall occur, the District shall be entitled to receive so much of the award given therefor, which shall not be in excess of the sum of One Hundred Twenty Thousand ($120,000.00) Dollars, which is the agreed value of the land at the present date.

     It is agreed that if at any time during the continuance of this lease and sub-lease such taking of a portion of the property herein demised shall occur, the award shall be apportioned between the parties ratably upon the same basis set forth in the plan specified in the case of taking of the entire property. In the event that they are unable to agree upon the proper proportion of said award to which they are entitled, the entire controversy shall be submitted to a board of arbitration of one arbitrator appointed by each of the parties, and in the event that the said arbitrators are unable to agree then they shall submit the controversy to a third arbitrator, and in that event the parties hereto shall be bound by the decision of a majority of said arbitrators. The arbitration contemplated by this paragraph shall be had within thirty days after the confirmation of said award, and in the event that either party shall fail to name his arbitrator within said thirty day period, the arbitration shall proceed with a single arbitrator.

                               WAIVER OF BREACH

     No waiver of any breach of any covenant, condition or stipulation hereunder shall be taken to be a waiver of any succeeding breach of the same covenant, condition or stipulation.

                           DESTRUCTION OF IMPROVEMENTS

     No damage to or destruction of any building or structure on the premises by fire or other casualty shall be taken to entitle the Corporation to surrender possession of the demised premises or termination of this Lease, nor shall the damage to or destruction of any building or structure on said premises by fire or other casualty entitle the Corporation to any abatement of the rent stated in this Lease, it being understood and the Corporation covenanting and agreeing at all times notwithstanding the condition of said Facility to continue to pay rent to the District as herein provided.

     The Corporation shall have the right and privilege of maintaining fire and other such insurance coverage for and covering improvements installed on and at the demised premises as it may deem necessary and desirable at its own expense and the proceeds of any such insurance so carried or maintained by the Corporation shall be and remain the sole property of the Corporation.

                                RESERVATION

    The District reserves for the use and benefit of the United States Government, with respect to said premises, all right and interest of the United States Government to all uranium, thorium and other materials determined pursuant to section 5(b)(1) of the Atomic Energy Act of 1946 (60 Stat. 761) to be particularly essential to the production of fissionable materials.

                                  GENERAL

          (A) The Corporation, paying the rent hereby reserved and observing and performing the several covenants and stipulations herein on its part contained, shall peaceably hold and enjoy the demised premises during the said term without any interruption by the District or any person likely claiming under it.

          (B) The covenants and agreements herein contained shall apply to and bind and inure to the benefit of the successors and assigns of the respective parties.

          (C) The District is responsible for rental payments required to be paid the City of Daytona Beach, a municipal corporation of the State of Florida, in accordance with the Lease it holds covering a part of the demised property and any real property taxes assessed against the demised premises and if the District shall fail or refuse to pay any such rental or taxes before the same shall become delinquent, then the Corporation shall have the right and option to pay same and to deduct any sums so expended from any rent thereafter to become due the District, pursuant to the terms hereof.

          (D) The Corporation may assign this Lease and sub-lease and sub-let any part of the demised property; provided, however, that in the event of any such assignment or sub-letting, the Corporation shall remain primarily responsible for the full and faithful performance of all of the terms, conditions, and covenants hereof on its part to be done and performed.

          (E) The District may terminate this lease at the end of the 20th year of the term herein granted, or at the end of any succeeding 10th year period hereof, upon giving notice to the Corporation of its intention so to do, at least 180 days prior to the end of such 20th year or succeeding 10th year period. In such event, the District shall pay to the Corporation as full compensation for all of its interest in this lease and in the property comprising the facility, a sum of money, in cash, equal to 10 times the gross income to the Corporation from all activities conducted on or at the facility during the last preceding full fiscal year that the Corporation operated said facility, prior to the giving of notice as aforesaid. Upon the making of such payment, all rights of the Corporation under this lease shall be terminated. Any termination of the Corporation's interest in accordance with this provision of this lease shall be subject to any and all sub-leases made by the Corporation and then existing and the rights of those claiming by, though or under the Corporation by assignment, franchise, sub-lease or otherwise, which has not been in existence for a period of twenty (20) years, and provided that same may be terminated by the District when any such sub-lease, assignment, franchise, or the like shall have been in force for a full twenty (20) year period.

                                  DISTRICT USE

         (A) The District shall have the right to use the grandstands, parking area and race course, or race courses, including but not restricted to the area within the race course or race courses, for all proper public uses and purposes for periods aggregating at least three months in each fiscal year hereafter and during the term of this agreement, on dates and for terms when the facility or any such part thereof desired by the District is not being used by the Corporation, and the use of any such part of the facility on any such date or for any such term does not unreasonably interfere with or conflict with the Corporation's plans therefor or use thereof.


          The District shall have no right to use any such part of said facility for such public uses and purposes on any date or during any period of term when the facility or such part thereof is being used by the Corporation under and pursuant to the terms hereof, even though the total use made of the facility by the District during a particular fiscal year in the aggregate totals less than three months. It is intended that during any and all periods and terms when the Corporation is using the facility or any part thereof, the Corporation shall have the full, exclusive and complete use of the part thereof being used by the Corporation and of all rights, privileges, licenses and other incidents appertaining thereto, of every kind and nature whatsoever.

          It is further intended that at all times when the grandstands, parking areas, and race course or courses or any part thereof is not being utilized by the Corporation, such part or parts of the said facility as is herein made available to the District, shall be available to the District for all proper public uses and purposes, for periods totaling not more than three months in each fiscal year.

         The District shall not use nor permit any part of the facility to be used for motorized races, motorized exhibits, motorized exhibitions and displays, and motorized shows, including but not limited to motor vehicular races, motor vehicular thrill shows and other motor vehicular attractions and exhibitions, contests, demonstrations and events of like nature, of every kind and description, excepting only that this prohibition shall not apply to isolated attractions of a motorized nature operated as a side show and a part of and in connection with circuses, carnivals, fairs and other such events of a temporary nature only, and so long as the same are not the primary event or attraction offered or staged.

          The procedure to be followed by the District in scheduling the dates, periods and terms when it shall have the use of the part or parts of the facility hereinbefore enumerated and actual physical possession thereof or any part thereof is as follows:

          (1) That no attractions, exhibitions, or other events of any kind or nature shall be staged or produced at or on the Facility by the District on or before 18 months after the beginning of the first fiscal year of this agreement without the written consent of the Corporation, it being the intent and purpose of the parties hereto to give and grant the Corporation a reasonable opportunity to stage and produce on and at the facility and as the first event or attraction thereat, and for the grand opening thereof, a motor vehicular racing event.

          (2) On or before the expiration of the first fiscal year of this agreement, the District shall furnish the Corporation a written schedule of the dates and terms during which the District desires the use and physical possession of those portions of the facility which it shall be entitled to use for public purposes as aforesaid, for the second fiscal year. If the aggregate of such dates and terms so certified to the Corporation does not total 3 months then the District shall have the right and privilege of adding additional dates and terms to any such schedule from time to time during the second fiscal year, and so long as the total of such dates and terms, in the aggregate, does not exceed a period of three months, and providing further, that the Corporation is given 6 months notice in advance of the dates and term or terms to be added to the said schedule as aforesaid from time to time.

          (3) That after the first schedule of dates and terms when the District is to have the use of parts of the facility is certified to the Corporation as hereinbefore provided for, then and thereafter during the life of this agreement, the District shall from time to time certify to the Corporation the dates and terms on which the District desires to use parts of the facility and when the District is to have actual physical possession of such portions as it is entitled to use, thereof, during or for any particular fiscal year, giving the Corporation 6 months notice in writing of any such date or term and limiting the total of such dates or terms scheduled by the District with the Corporation to a total of not more than 3 months during any fiscal year.

          (4) It is fully understood and agreed that any dates or uses requested by the District which conflict with events or uses scheduled or planned by the Corporation may be rejected by the Corporation by written notice to the District given on or before the expiration of 3 months after such request is received from the District.

          (B) The District shall be responsible for the maintenance, repair and replacement at its own expense of all parts of the facility authorized to be used by it or its licensees under the prior provisions of this lease, including all lands, buildings, structures, equipment and improvements of any kind thereon or therein, during such periods of time as the District or its licensees have actual physical possession of such parts. The District shall make all repairs to such parts of the Facility, including all lands, buildings, structures, equipment and improvements of any kind, both inside and outside, during such periods of time as the District or its licensees have actual physical possession of such parts, as are necessary to maintain them in first class condition and working order and to restore them to the condition in which they were at the time the physical possession thereof was given to the District.

     The District shall keep all of such parts of the facility, when in its physical possession, in a safe, clean and sanitary condition, and shall comply with all Federal, State, county or municipal requirements relating thereto.

      The District shall inspect such parts of the facility to which it is to be given physical possession, not less than 10 days before actual possession thereof is to be given to the District under the terms hereof for any period or term, and if any of such parts of the facility are found not to be in a good state of repair, the District shall forthwith notify the Corporation in writing of any and all defects complained of, and if such defects are not forthwith remedied, the acceptance of possession by the District shall be made subject to returning the property in the same condition as received, rather than in first class working order and condition, as would otherwise be required.

      On or before 5 days after the end of each period or term during which the District had physical possession of any parts of the facility, the Corporation shall cause an inspection to be made of such parts of the facility as have been surrendered and returned to it, and if any of such parts of the facility are found not to be in a good state of repair, the Corporation shall forthwith notify the District in writing of any and all defects complained of and of the repairs or replacements reasonably necessary or required to place such parts of the facility in first class condition and working order, and if the District shall not have commenced the making of such repairs or replacements within 5 days after delivery of such notice or shall not thereafter continue the making of such repairs or replacements with all expedition practicable, then and in that event the Corporation shall have the right and privilege of making such repairs or replacements and the cost or expense of making the same shall be deducted from the next installment of rental required to be paid hereunder.

                                   NOTICES

     Any notice, demand, direction, request or other instrument authorized or required by this agreement to be given or filed with the District or with the Corporation shall be deemed to have been sufficiently given or filed for all purposes of this agreement if and when sent by registered mail, postage prepaid, return receipt requested:

                To the District, if addressed to:

                Daytona Beach Racing and Recreational Facilities District 354 North Beach Street
                Daytona Beach, Florida


                To the Corporation, if addressed to:

                DAYTONA INTERNATIONAL SPEEDWAY CORPORATION
                27 South Atlantic Avenue
                Daytona Beach, Florida

or to such other addresses as may be designated in writing from time to time by the District or the Corporation, respectively. Any rental payments required to be paid by the Corporation may be paid by check.


                                  SURRENDER

     It is mutually covenanted and agreed that upon the termination of the lease the said Corporation will peaceably and quietly deliver up the said premises and all improvements thereon to the said District upon the prorata adjustment of insurance, or other charges prepaid by the Corporation.

     IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed and the seal affixed by its proper officers after due corporate authorization this 8th day of November, A. D. 1957.

In the presence of:                DAYTONA BEACH RACING AND
                                   RECREATIONAL FACILITIES DISTRICT

                                          By:    s/ J. Saxton Lloyd

                                          Attest:  s/ Thomas T. Cobb
                                                      Secretary


                                   BILL FRANCE RACING, INC.

                                          By:    s/ William H. G. France

                                          Attest:  s/ Annie B. France
                                                       Secretary
STATE OF FLORIDA
COUNTY OF VOLUSIA

     On this 8th day of November, 1957, before me, Ellie S. Brown, a Notary Public in and for the County and State aforesaid, personally appeared J. Saxton Lloyd and Thomas T. Cobb, to me known and known to me to be the Chairman and Secretary and Treasurer, respectively, of the Daytona Beach Racing and Recreational District, and to me known to be the persons who executed the foregoing instrument, and each acknowledged the execution thereof to be his free act and deed and the free act and deed of said Daytona Beach Racing and Recreational Facilities District, for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in the certificate first above written.


                                                s/ Ellie S. Brown
                                           Notary Public, State of Florida
                                           at Large, My Commission expires
                                           9-11-59

STATE OF FLORIDA
COUNTY OF VOLUSIA

     On this 8th day of November, 1957, before me, Ellie S. Brown, a Notary Public in and for the County and State aforesaid, personally appeared William
H. G. France and Annie B. France, to me known and known to me to be the President and Secretary respectively, of Bill France Racing, Inc., a corporation organized and existing under the laws of the State of Florida, and to me known to be the persons who executed the foregoing instrument, and each acknowledged the execution thereof to be his free act and deed and the free act and deed of said corporation, for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in the certificate first above written.

                                                 s/ Ellie S. Brown
                                            Notary Public, State of Florida
                                            at Large, My Commission expires
                                            9-11-59